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                                                                  EXHIBIT 10.2


                                     AMENDED

                         EMPLOYMENT RETENTION AGREEMENT

                                     BETWEEN

                       SPECIALTY EQUIPMENT COMPANIES, INC.

                                       AND

                                 DONALD K. MCKAY


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                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

1.       Employment.                                                       1

         (a)      Initial Term                                             1
         (b)      Extensions                                               1

2.       Terms of Employment                                               1

         (a)      Position and Duties                                      1
         (b)      Compensation                                             2
         (c)      Compensation for Lost Benefits                           3

3.       Termination of Employment.                                        3

         (a)      Death or Permanent Disability                            3
         (b)      Cause                                                    3
         (c)      Good Reason                                              4
         (d)      "Voluntary Termination"                                  5
         (e)      Notice of Termination                                    5
         (f)      Termination Date                                         5

4.       Obligations of the Company Upon Termination.                      5

         (a)      Termination of Employment for Good Reason or Other Than
                     for Cause                                             5
         (b)      Termination of Employment for Cause or Voluntary
                     Termination                                           6

5.       Change of Control.                                                6

         (a)      Definition                                               6
         (b)      Effect of Change of Control                              7
         (c)      Additional Payments                                      7

6.       Confidential Information.                                         7

7.       Non-competition.                                                  8

8.       Remedies.                                                         8

9.       Arbitration.                                                      8

10.      Full Settlement.                                                  8

11.      Successors.                                                       8



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                               TABLE OF CONTENTS
                                  (CONTINUED)



         (a)      Of Executive                                             8
         (b)      Of Company                                               9
         (c)      Assumption                                               9

12.      Miscellaneous.                                                    9

         (a)      Payments after Death                                     9
         (b)      Nonalienation                                            9
         (c)      Illegality                                               9
         (d)      Amendment                                                9
         (e)      Notices                                                  9
         (f)      Counterparts                                            10
         (g)      Governing Law                                           10
         (h)      Withholding                                             10
         (i)      Entire Agreement                                        10

13.      Indemnification.                                                 10


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                     AMENDED EMPLOYMENT RETENTION AGREEMENT


         THIS AMENDED EMPLOYMENT RETENTION AGREEMENT ("Agreement") dated as of _________________ ____, 2000 (the "Effective Date"), is made by and between Specialty Equipment Companies, Inc., a Delaware corporation having its principal place of business in the State of Illinois (the "Company"), and Donald K. McKay (the "Executive"), a resident of 1593 Pine Lake Drive, Naperville, Illinois 60564.

         This Agreement amends and restates effective as of the Effective Date the Employment Retention Agreement (the "Original Agreement") by and between the Company and the Executive dated as of December 19, 1991, as amended (the "Original Effective Date").

         The Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company and its stockholders to assure that the Company will have the continued employment and dedication of the Executive.

         Accordingly, in consideration of the mutual covenants of this Agreement, and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive agree as follows:

1.  Employment.

         (a) Initial Term. The Company hereby agrees to employ the Executive, and subject to Section 3 of this Agreement the Executive hereby agrees to be employed by the Company, for the period commencing on the Original Effective Date and ending (after renewals thereof pursuant to the Original Agreement) on the tenth annual anniversary of the Original Effective Date (the "Initial Term").

         (b) Extensions. As of the day after the eighth annual anniversary of the Original Effective Date, the term of employment under this Agreement shall automatically be extended daily so that the term of employment under this Agreement will at all times be no less than two years, unless the Company gives the Executive written notice of its intent not to extend the Agreement, or the Executive gives the Company written notice of the Executive's intent not to extend the Agreement. If the Company gives the Executive written notice of its intent not to extend the Agreement or the Executive gives the Company written notice of the Executive's intent not to extend the Agreement, the term of employment under this Agreement shall end on the later of the end of the Initial Term or the second annual anniversary of the date such notice is given. The Initial Term and each extension of the term of employment under this Agreement shall be referred to as the "Employment Period."


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2.  Terms of Employment.

         (a) Position and Duties.

               (i) As of the Effective Date and during the Employment Period thereafter the Executive's position (including status, perquisites, offices, titles, reporting requirements and responsibilities), authority and duties shall be that of the Company's Executive Vice President, Secretary and Treasurer reporting directly to the Company's President. Such position (including status, perquisites, offices, titles, reporting requirements and responsibilities), authority and duties shall be at least commensurate in all material respects with the most significant of those held, exercised or assigned at any time during the 365-day period immediately preceding the Effective Date. The Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or at an equivalent office and location not more than 50 miles from such location.

               (ii) During the Employment Period, and excluding any periods of vacation, sick leave or disability to which the Executive is entitled, the Executive agrees to devote the Executive's full business attention and time to the business and affairs of the Company and, to the extent necessary to discharge the duties assigned to the Executive hereunder, to use the Executive's best efforts to perform such duties faithfully and efficiently. Notwithstanding such requirement the Executive may serve on corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements or teach at educational institutions, and manage personal or family investments, provided such activities do not significantly interfere with the performance of Executive's duties under this Agreement. To the extent that any such activities have been conducted by the Executive during the Employment Period before the Effective Date, the continued conduct of such activities (or activities similar in nature and scope) after the Effective Date shall not be deemed to interfere with the performance of the Executive's duties under this Agreement.

(b) Compensation.

               (i) Base Salary. As of the Effective Date and during the Employment Period thereafter, the Company shall pay or cause to be paid to the Executive a base salary ("Guaranteed Base Salary"), in cash at an annual rate of at least $ 235,000 The Guaranteed Base Salary shall be



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               paid in the manner consistent with the Company's payroll
               practices from time to time but such payroll practices shall in no event be less favorable to Executive than such payroll practices in effect at any time during the 365-day period immediately preceding the Effective Date. During the Employment Period, the Guaranteed Base Salary may be increased at any time and from time to time as shall be determined in the discretion of the Compensation Committee of the Board, subject to approval of the Board. An increase in Guaranteed Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Guaranteed Base Salary shall not be reduced after any such increase, and the term "Guaranteed Base Salary" as used in this Agreement shall refer to the Guaranteed Base Salary as so increased.

               (ii) Cash Incentive Plan. The Executive shall be entitled to participate in the cash incentive plan of the Company, subject to the discretion of the Compensation Committee of the Board and to approval by the Board. Such cash incentive plan shall have a target bonus percentage for Executive of at least 60% of the Executive's Guaranteed Base Salary upon attainment of target EVA in accordance with the Corporate EVA Incentive Plan, or upon the attainment of such other target performance goals as the Compensation Committee, with the approval of the Board, shall from time to time establish.

               (iii) Other Benefits. The Executive shall be entitled to participate in (A) all other bonus or incentive plans (including without limitation long-term incentive plans such as the Company's Amended and Restated Executive Long-Term Incentive Plan (the "Long-Term Incentive Plan"), savings and retirement plans, practices, policies and programs applicable to other senior executives of the Company, (B) welfare benefit plans (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, dependent life, accidental death and travel, accident insurance plans and programs) applicable to other senior executives of the Company, and (C) fringe benefits, reimbursement of expenses practices, policies and procedures, vacation and vacation benefits, and office and support staff (including, without limitation, personal secretarial assistance) applicable to other senior executives of the Company. The benefits under this Section 2(b)(iii) shall not be less favorable in the aggregate to Executive than those in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date.




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         (c) Compensation for Lost Benefits. Notwithstanding Sections 2(b)(ii)
         and (iii), the Executive's benefits under Sections 2(b)(ii) and (iii) may be reduced or eliminated if and to the extent the Company furnishes the Executive with compensation or benefits with an actual value to the Executive substantially equivalent to the value of the benefits of which he has been deprived.

3.  Termination of Employment.

         (a) Death or Permanent Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period and the Company may terminate Executive's employment during the Employment Period for Permanent Disability. Permanent Disability of the Executive shall be deemed to have occurred on the date on which the Executive is certified as having incurred a Permanent Disability by a physician who is selected by the Company or its insurers and who is acceptable to the Executive or the Executive's legal representative. If the Executive incurs a Permanent Disability during the Employment Period, the Company shall give to the Executive written notice in accordance with Section 3(e) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless within 30 days after such receipt, the Executive shall have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Permanent Disability" means any mental or physical condition which renders the Executive with or without accommodation unable or incompetent to carry out the job responsibilities which the Executive held or the tasks to which the Executive was assigned at the time the disability was incurred, and which is expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 365 days.

         (b) Cause. The Company may terminate Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" means an Executive's habitual neglect of the Executive's duties (other than on account of disability), habitual reckless conduct or willful misconduct in carrying out his duties, breach of fiduciary duty to the Company involving improper personal profits by the Executive, or conviction of a felony involving moral turpitude, except that Cause shall not mean:

               (i) any act or omission believed by the Executive in good faith to have been in or not opposed to the interest of the Company;

               (ii) any act or omission with respect to which a determination could properly have been made by the Board that the Executive met the applicable standard of conduct under which



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               indemnification or reimbursement is permitted under the by-laws of the Company, or under the laws and regulations under which the Company is governed, in each case in effect at the time of such act or omission, or under this Agreement; or

               (iii) any act or omission with respect to which notice of termination of employment of the Executive is given more than 12 months after the earliest date on which any member of the Board who is not a party to the act or omission knew of such act or omission.

    (c) Good Reason. The Executive may terminate Executive's employment during the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" means any one of the following events:

               (i) a material change by the Company in the Executive's title, authority, working conditions, function reporting responsibilities, status, or any other action by the Company which would cause the Executive's position with the Company to become one of materially less responsibility, importance, or scope from the position and attributes thereof described in
               Section 2(a)(i) above, or which material action or change would unreasonably add to the burdens of his duties, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, provided, however, that the hiring of additional executives whose responsibilities overlap those of the Executive shall not necessarily constitute Good Reason hereunder;

               (ii) any failure by the Company to comply with any of the provisions of Section 2(b) of this Agreement (as modified by Section 2(c) of this Agreement), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) the Company incurs a Major Change of Control and within a period of 90 days following the Major Change of Control, Executive for any reason or no reason provides the Company with Notice of Termination in accordance with Section 3(e) of this Agreement; or

               (iv)  any failure by the Company to comply with and satisfy
               Section 11(c) of this Agreement.




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For purposes of Section 3(c)(iii), a "Major Change of Control" is an event that would be a Change in Control (as such term is defined in Section 5(a) of this Agreement) if (A) the percentage "50%" in subsections (i) and (iii) thereof were replaced by "66-2/3%", and (B) the phrase "a majority" in subsection (ii) thereof were replaced by the percentage "66-2/3."

         (d) "Voluntary Termination" means a voluntary termination by the Executive of his employment with the Company other than for Good Reason.

         (e) Notice of Termination. Any termination of the Executive's employment by the Company (other than by reason of death) or by the Executive shall be communicated by such party's giving written notice of such termination ("Notice of Termination") to the other party in accordance with Section 12(e) of this Agreement. In the case of a termination by the Company for Cause or by the Executive for Good Reason, the Notice of Termination shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Termination Date (as defined below) is other than the date of receipt of such Notice of Termination, specify the Termination Date. The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing the Executive's rights hereunder.

         (f) Termination Date. "Termination Date" means the date of receipt of the Notice of Termination or any later date specified therein (which date shall be not more than fifteen days after the giving of such notice), as the case may be; provided, however, that (i) if the Executive's employment is terminated by the Company for Cause or by the Executive as a Voluntary Termination, the Termination Date shall be the date of receipt of such Notice of Termination and (ii) if the Executive's employment is terminated by reason of death or Permanent Disability, the Termination Date shall be the date of death of the Executive or the Disability Effective Date (as defined in Section 3(a)), as the case may be.

4.  Obligations of the Company Upon Termination.

         (a) Termination of Employment for Good Reason or Other Than for Cause. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, or if the Executive shall terminate employment under this Agreement for Good Reason, or if Executive's employment terminates by reason of his death or Permanent Disability, the Company shall provide Executive (directly or as provided in Section 12(a)), in lieu of any bonus under the Company's cash incentive plan for the year in which the Termination Date occurs, but in addition to all vested rights arising from his

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         employment, with the following benefits:

               (i)   A cash payment 30 days after the Termination Date equal to
               (A) two times the Guaranteed Base Salary at the Termination Date, plus (B) the incentive payments declared for the most recent two fiscal years, plus (C) any deferred incentive compensation (including without limitation Executive's EVA bonus bank).

               (ii) The Company shall continue to provide Executive with welfare benefit plan coverage as described in Section 2(b)(iii)(B) of this Agreement (or the equivalent thereof of cash) ("Continuation Benefits"), at the Company's expense, for a period (the "Continuation Term") which shall be (A) if the Termination Date occurs on or after a Change in Control, twenty-four months, or (B) in all other cases, six months. Benefits under this clause (ii) are in addition to, and not in lieu of, COBRA benefits and any other benefits required by law. If the Executive's Termination Date occurs after the expiration of this Agreement, there shall be no Continuation Benefits, provided, however, that the Continuation Term will in no event be shortened by expiration of this Agreement after the Executive's Termination Date.

               (iii) Any options granted to the Executive prior to October 22, 1999 which are not yet exercisable by the Executive on the Termination Date shall become exercisable and these options and any other not yet exercised options held by the Executive under the Plan will continue to be exercisable as provided by their terms and in accordance with the Plan. The Committee which administers the Plan has authorized the aforedescribed acceleration of option exercisability and waiver of restrictions and conditions applicable to the options held by the Executive in accordance with the Plan. For those options issued after October 22, 1999 under the Amended and Restated Executive Long Term Incentive Plan, the Committee may in its discretion determine within 90 days of the Termination Date, that the options will instead be vested and exercisable in accordance with the Alternative Vesting Schedule (vesting in five annual installments at a rate of 20% each year on the anniversary of the Grant Date of the Award).

               (iv) The Executive's rights to indemnification under Section 13 shall survive the termination of this Agreement.

          (b) Termination of Employment for Cause or Voluntary Termination. If, during



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         the Employment Period, the Executive's employment shall be terminated by the Company for Cause or by the Executive as a Voluntary Termination, the Company shall continue to provide Continuation Benefits at Company's expense for a period of 90 days after the Termination Date (or the equivalent thereof in cash), plus COBRA and any other benefits to the extent required by law, and this Agreement shall then terminate without further obligation by the Company to the Executive, other than (i) the obligation to pay to the Executive, in a lump sum in cash within 30 days of the Termination Date, that portion of the Guaranteed Base Salary which is payable to the Executive for services performed as of the Termination Date to the extent theretofore unpaid, (ii) the Executive's rights to indemnification under Section 13, which shall survive termination of this Agreement, and (iii) the Executive's benefits as explicitly provided upon termination under the terms of any plan, policy or program of the Company or as otherwise required by applicable law. Dismissal for Cause or Voluntary Termination will result in a forfeiture of the potential annual bonus and bonus bank as provided in the EVA Incentive Plan Brochure.

5.  Change of Control.

         (a) Definition. For purposes of this Agreement, a "Change of Control" shall mean, and be deemed to have occurred if and when after the Effective Date:

               (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act") is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the 1934 Act, except that a person shall be deemed to have beneficial ownership of all shares voting capital stock that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all classes of voting capital stock of the Company; or

               (ii) during a period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new members of the Board whose election to the Board, or whose nomination for election by the holders of capital stock of the Company, was approved by a vote of 66-2/3% of the members of the Board then still in office who were either members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board then in office; or

               (iii) the Company consolidates with or merges with or



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               into any person or conveys, transfers or leases all or
               substantially all of its assets to any person, or any corporation or partnership consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding voting capital stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the persons who were the beneficial owners of the voting capital stock of the Company immediately before the transaction directly or indirectly own, immediately after the transaction, in substantially the same proportions, at least 50% of the then-outstanding voting capital stock of the surviving, resulting or acquiring corporation or partnership, or

               (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

         (b) Effect of Change of Control. Upon a Change in Control, in addition to the effects stipulated in Section 4(a)(ii)(A), all options granted to Executive under the Long-Term Incentive Plan (or any successor plan) and held by Executive but not immediately exercisable immediately before the Change of Control shall immediately become fully vested and exercisable. Those options and any other not yet exercised options held by the Executive under the Long-Term Incentive Plan will continue to be exercisable as provided by their terms and in accordance with the Long-Term Incentive Plan. The Committee which administers the Long-Term Incentive Plan has authorized this acceleration of option exercisability and waiver of restrictions and conditions applicable to the options held by the Executive in accordance with the Long-Term Incentive Plan.

         (c) Additional Payments. In the event the Executive becomes subject, with respect to compensation received or contemplated hereunder, to the excise tax imposed under Internal Revenue Code Section 4999, the Company, regardless of whether the Executive remains employed hereunder at the time the Executive becomes so subject, shall reimburse the Executive for the amount of the excise taxes due under such Section and for the amount of any taxes and excise taxes imposed on such reimbursement, provided, however, that the total amount of such reimbursements shall not exceed five times the amount of such excise taxes.

6. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information. "Confidential Information" means all secret or confidential information, or other proprietary information, including knowledge or data relating to the Company and its businesses or acquired in connection with the Company's businesses which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement), other than disclosure ordered by



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a court or governmental agency. After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any Confidential Information to anyone other than the Company and those designated by it except in connection with enforcing the Executive's rights hereunder or if ordered by a court or governmental agency.

7. Non-competition. The Executive agrees that while he is employed hereunder, the Executive shall not enter into or engage in or be connected with or engage to work for any individual, firm or corporation which is engaged in or connected with, any business in substantial competition with the Company in the continental United States, unless he obtains the express written approval of the Board in its sole discretion after full disclosure of the nature of the intended arrangement.

8. Remedies. If, at any time, the Executive violates any of the covenants or agreements set forth in paragraphs 6 or 7, the Company shall have the right to terminate all of its obligations to make further payments under this Agreement, including, but not limited to, the obligations set forth in Section 4(a) of the Agreement, except that (i) the Company may not defer, withhold or terminate any obligation to make any payment hereunder on the basis of a violation of Section 6 of this Agreement unless and until the fact of such violation shall have been established in an arbitration proceeding pursuant to Section 9; and (ii) the Company may not defer, withhold, terminate or limit under this Section 8 any rights of the Executive under Section 13.

9. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall pay the costs of such arbitration which are incurred by the Executive and by the Company, regardless of the outcome of such arbitration. Such costs shall include all legal fees, including retainer fees, and other fees and expenses which the Executive may reasonably incur as a result of the arbitration. All such reasonable costs and fees incurred by Executive shall be paid by the Company as incurred without regard to whether the arbitration has been completed.

10. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer.

11. Successors.



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         (a) Of Executive. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) Of Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) Assumption. The Company will negotiate in good faith to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. If this Agreement is not assumed, Executive will be deemed to have been terminated by Company for reasons Other Than for Cause. If such Agreement is assumed the term "Company" as used in this Agreement, shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise, and the Company and such successor shall be jointly and severally liable hereunder.

12. Miscellaneous.

         (a) Payments after Death. If the Executive dies prior to receiving amounts to which the Executive is entitled hereunder, such amounts shall be paid in a lump sum payment as soon as practicable after the date of death to the beneficiary designated in writing by the Executive and if no such beneficiary is designated, to the Executive's estate, provided that if such a lump sum payment is impracticable because certain amounts to which the Executive is entitled are not yet determinable, each amount to which the Executive is entitled hereunder shall be paid as soon as practicable after the date of death.

         (b) Nonalienation. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to being payable to the Executive, and any such attempt to dispose of any right to benefits not yet payable hereunder shall be void.

         (c) Illegality. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or



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         part of a paragraph to the fullest extent possible while remaining lawful and valid.

         (d) Amendment. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Executive. A party's waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and a party's waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

         (e) Notices. All notices and other communications hereunder shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


           If to the Executive:          If to the Company:
           -------------------           -----------------

           Donald K. McKay               Specialty Equipment Companies, Inc.
           1593 Pine Lake Drive          1245 Corporate Boulevard, Suite 401
           Naperville, Illinois  60564   Aurora,  Illinois 60504
                                         Attn:  Mr. Jeffrey P. Rhodenbaugh

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (f) No Mitigation. The Executive shall not have any duty to mitigate the amounts payable by the Company under this Agreement by seeking new employment or taking any other action following termination of employment. All amounts payable under this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to the Executive as the result of the Executive's employment by another employer. Notwithstanding the foregoing, welfare plan coverage described in
         Section 2(b)(iii)(B) that the Company is obligated to continue during the Continuation Term as Continuation Benefits pursuant to Section 4(a) shall be secondary and the Company shall only be obligated to the extent that comparable benefits are not provided or offered to Executive and/or his family by reason of such new employment.

         (g) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument originals.

         (h) Governing Law. This Agreement shall be interpreted and construed in


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






         accordance with the laws of the State of Illinois, without regard to its choice of law principles. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

         (i) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulations.

         (j) Entire Agreement. This Agreement contains the entire understanding of the Company and the Executive with respect to its subject matter.

13. Indemnification. The Company shall indemnify and hold harmless the Executive to the fullest extent permitted by Section 145 of the Delaware General Corporation Law as now enacted or hereafter amended, with respect to acts, omissions, and events occurring prior to the Effective Date or during the Employment Period. Such indemnification shall survive the termination of this Agreement, shall inure to the benefit of Executive's heirs, executors, and administrators, and shall cover all expenses (including advances of expenses) incurred by Executive (including, but not limited to, attorney's fees) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by Executive.


    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


EXECUTIVE:                 SPECIALTY EQUIPMENT COMPANIES, INC.


                           By:
                                --------------------------------------------
Donald K. McKay                 Its:
---------------------


                                   ATTEST:


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